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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around January 29, 1998, of our reports dated February 20, 1997, on the Consolidated Financial Statements of MFS Communications Company, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on December 19, 1997, and to all references to our Firm included in this registration statement.




                                                             ARTHUR ANDERSEN LLP



Omaha, Nebraska,
January 26, 1998.